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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company for the registration of 1,681,793 paired shares of common stock and to the incorporation by reference herein of our report dated March 5, 1997 with respect to the Financial Statements of NorthCoast Hotels, L.L.C. included in Patriot American Hospitality, Inc.'s 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP

Seattle, Washington
October 28, 1997